                                                                    EXHIBIT 11

                          LOCKHEED MARTIN CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                         Three Months Ended
                                                           September 30,
                                                      ------------------------
                                                         1996           1995
                                                      ----------     ---------
                                                        (In millions, except
                                                            per share data)
ASSUMING NO DILUTION:
--------------------
Average number of common shares outstanding              191.2         190.0
                                                        ======        ======
Net earnings                                            $  311        $  287
  Less:  Preferred stock dividends                         (15)          (15)
                                                        ------        ------
Net earnings applicable to common stock                 $  296        $  272
                                                        ======        ======
Earnings per common share                               $ 1.55        $ 1.43
                                                        ======        ======
ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding              191.2         190.0

Dilutive stock options-based on the treasury stock
 method using the September 30 market prices, if
 higher than average market price                          4.6           4.2

Assumed conversion of the Convertible Series A
 Preferred Stock                                          28.9          28.9
                                                        ------        ------
                                                         224.7         223.1
                                                        ======        ======
Net earnings                                            $  311        $  287
                                                        ======        ======
Earnings per common share                               $ 1.38        $ 1.29
                                                        ======        ======

                                                                      EXHIBIT 11
                                                                     (Continued)


                          LOCKHEED MARTIN CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                         Nine Months Ended
                                                           September 30,
                                                      ------------------------
                                                         1996           1995
                                                      ----------     ---------
                                                        (In millions, except
                                                            per share data)


ASSUMING NO DILUTION:
--------------------
Average number of common shares outstanding              190.2           189.4
                                                        ======          ======
Net earnings                                            $  882          $  371
  Less:  Preferred stock dividends                         (45)            (45)
                                                        ------          ------
Net earnings applicable to common stock                 $  837          $  326
                                                        ======          ======
Earnings per common share                               $ 4.40          $ 1.72
                                                        ======          ======

ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding              190.2           189.4

Dilutive stock options-based on the treasury stock
 method using the September 30 market prices, if
 higher than average market price                          5.1             4.3

Assumed conversion of the Convertible Series A
 Preferred Stock                                          28.9            28.9
                                                        ------          ------
                                                         224.2           222.6
                                                        ======          ======
Net earnings                                            $  882          $  371
                                                        ======          ======
Earnings per common share                               $ 3.93          $ 1.67
                                                        ======          ======

                                      31